Exhibit 99.1

BIO-TECHNE RELEASES SECOND QUARTER FISCAL 2016 RESULTS

Minneapolis/February 2, 2016/ Bio-Techne Corporation (NASDAQ:TECH) today reported its financial results for the second quarter ended December 31, 2015.

Second Quarter 2016 Highlights

●	Second quarter organic revenue increased by 6% (8% reported) to $120.9 million.

●

Delivered second quarter adjusted earnings of $32.8 million and adjusted earnings per share (EPS) of $0.88, an increase of 3% from the prior year, with foreign currency exchange headwinds impacting results by ($0.06) or (7%).

●	Generated record operating cash flow of $38.5 million.

●	Continued the trend of double-digit revenue growth in China, reporting 30% constant currency growth in this geography.

●	Achieved Biotechnology segment organic revenue growth of 7% (2% reported), representing the third consecutive quarter of mid-single digit organic growth in this segment.

Adjusted EPS, adjusted earnings, adjusted gross margin, adjusted operating income, and adjusted operating margin are non-GAAP measures that exclude certain items detailed later in this press release under the heading “Use of Adjusted Financial Measures.”

“I am extremely pleased with the results of the quarter, achieving 6% organic growth,” said Chuck Kummeth, President and Chief Executive Officer of Bio-Techne “with our core business once again increasing mid-single digits organically. Geographically, our performance was strong in both North America and Europe, while China was a particular standout with 30% organic growth. Foreign currency exchange rates continue to represent a top and bottom-line headwind, but our core adjusted operating margins continue to improve due to productivity and strong operational performance.”

Kummeth added, “As we reported a few months ago, the timing of shipments for our Clinical Controls business can vary from quarter to quarter, and Q2 was a strong quarter enabling 10% organic growth for the segment. Our new commercial plan for Protein Platforms also is taking hold, with both lead generation and quote activity improving significantly, reflecting traction with our strengthened sales force as well as continued market interest in our innovative Western Blot and multiplex-ELISA workflow solutions. I believe these improving trends position Bio-Techne for further Protein Platform segment acceleration in the second half of fiscal 2016."

Financial Results
Second Quarter 2016

Net sales for the second quarter increased 8% to $120.9 million. Organic growth was 6% compared to the prior year, with currency translation having a negative impact of 4% and acquisitions contributing 6% to revenue growth. Adjusted operating margins were 39.4% for the second quarter of fiscal 2016 compared to 41.0% for the same quarter in fiscal 2015. The decrease in adjusted operating margins for the quarter compared to last year was due to the addition of CyVek and Cliniqa acquisitions with lower operating margins than the organic business, and the negative impact of currency translation. Adjusted net earnings for the quarter were $32.8 million (increasing 3% from the prior fiscal year period), or $0.88 per diluted share. Currency translation negatively impacted EPS by $0.06 compared to prior year.

GAAP net earnings for the quarter were $25.9 million, or $0.69 per diluted share. This compares to $33.2 million, or $0.89 per diluted share, as reported in the second quarter of fiscal year 2015. Excluding the book gain recorded in conjunction with our acquisition of CyVek last year, GAAP EPS in the second quarter of fiscal year 2015 would have been $0.67 per diluted share.

Cash generated from operations for the second quarter of fiscal 2016 was $38.5 million. Capital expenditures for the second quarter of fiscal 2016 were $4.9 million.

Segment Results

Management uses adjusted operating results to monitor and evaluate performance of the Company’s three business segments, as highlighted below. The Clinical Controls segment includes the financial results of the Company’s BiosPacific business. Prior to fiscal year 2016, this business unit was managed and reported as part of the Biotechnology segment. The recent acquisition of Cliniqa and its commonality of customer end markets with BiosPacific influenced this management and reporting change. All comparisons to prior periods will reflect the new reporting structure as if it existed in those prior reporting periods.

 Biotechnology Segment

The Company’s Biotechnology segment includes proteins, antibodies, immunoassays, flow cytometry products, intracellular signaling products, and biologically active chemical compounds used in biological research. Biotechnology segment’s second quarter 2016 net sales were $75.9 million, an increase of 2% from $74.4 million for the second quarter of 2015. Organic growth for the segment was 7% in the quarter, with currency translation having an unfavorable impact of 5% on revenue growth. Biotechnology segment adjusted operating margin was 52.7% in the second quarter of fiscal 2016 compared to 51.1% in the second quarter of fiscal 2015. The higher margin is a result of productivity initiatives and favorable operating leverage partially offset by the impact of currency translation.

Clinical Controls Segment

The Company’s Clinical Controls segment provides a range of controls and calibrators for various blood and blood chemistry clinical instruments, as well as products used as proficiency testing tools by clinical laboratories and proficiency certifying agencies. The Clinical Controls segment’s second quarter fiscal 2016 net sales were $25.7 million, an increase of 49% compared to the second quarter of 2015. Organic sales growth for the Clinical Controls segment was 10%, with acquisitions adding 39% to segment growth. The Clinical Controls segment’s adjusted operating margin was 28.4% in the second quarter of fiscal 2016 compared to 29.6% in the second quarter of fiscal 2015. The lower operating margins were driven by a lower margin mix of product sales.

Protein Platforms Segment

The Company’s Protein Platforms segment develops proprietary systems and consumables for protein analysis. In the second quarter of fiscal 2016, segment revenue was $19.3 million, a decrease of 6% compared to the second quarter of fiscal 2015, with organic revenue decreasing by 2% and an unfavorable currency impact of 3%. The contribution from acquisitions was less than 1%. The Protein Platforms segment’s adjusted operating margin was 7.9% in the second quarter of fiscal 2016 compared to 16.8% in the second quarter of fiscal 2015. The lower operating margins were driven by the timing of the CyVek acquisition last year, which is reported under this business segment, as well as the continued investment in commercializing the Simple Plex platform and repositioning of our North America ProteinSimple sales force.

Conference Call

Bio-Techne will host an earnings conference call today, February 2, 2016 at 8:00 A.M. Central time. To listen, please dial (866) 240-5139. A recorded rebroadcast will be available for interested parties unable to participate in the live conference call. The replay will be available from 5:00 P.M. Central time on Tuesday, February 2nd, until 5:00 P.M. Central time on Tuesday, March 1, 2016. To access the replay please go to: http://event.netbriefings.com/event/techne/Archives/2016q2/

Forward Looking Statements:

Our press releases may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Such statements involve risks and uncertainties that may affect the actual results of operations. The following important factors, among others, have affected and, in the future, could affect the Company's actual results: the effect of new branding and marketing initiatives, the integration of new leadership, the introduction and acceptance of new products, the funding and focus of the types of research by the Company's customers, the impact of the growing number of producers of biotechnology research products and related price competition, general economic conditions, the impact of currency exchange rate fluctuations, and the costs and results of research and product development efforts of the Company and of companies in which the Company has invested or with which it has formed strategic relationships.

For additional information concerning such factors, see the section titled "Risk Factors" in the Company's annual report on Form 10-K and quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission. We undertake no obligation to update or revise any forward-looking statements we make in our press releases due to new information or future events. Investors are cautioned not to place undue emphasis on these statements.

Use of Adjusted Financial Measures:

The adjusted financial measures used in this press release quantify the impact the following events had on reported net sales, gross margin percentages, selling, general and administrative expenses, net earnings and earnings per share for the periods ended December 31, 2015 as compared to the same prior-year periods:

●	fluctuations in exchange rates used to convert transactions in foreign currencies (primarily the Euro, British pound sterling and Chinese yuan) to U.S. dollars when referencing organic revenue growth;
●

the acquisitions in fiscal 2016 and 2015 of Cliniqa on July 8, 2015, CyVek on November 4, 2014, ProteinSimple on July 31, 2014, and Novus on July 2, 2014 as well as acquisitions in prior years, and the impact of amortizing intangible assets and the recognition of costs upon the sale of inventory written up to fair value;

●	expenses related to the acquisitions noted above and other on-going acquisition activity;
●	expenses related to stock-based compensation.

These adjusted financial measures are not prepared in accordance with generally accepted accounting principles (GAAP) and may be different from adjusted financial measures used by other companies. Adjusted financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. We view these adjusted financial measures to be helpful in assessing the Company's ongoing operating results. In addition, these adjusted financial measures facilitate our internal comparisons to historical operating results and comparisons to competitors' operating results. We include these adjusted financial measures in our earnings announcement because we believe they are useful to investors in allowing for greater transparency related to supplemental information we use in our financial and operational analysis.

Investors are encouraged to review the reconciliations of adjusted financial measures used in this press release to their most directly comparable GAAP financial measures as provided with the financial statements attached to this press release.

* * * * * * * * * * * *

Bio-Techne Corporation (NASDAQ: TECH) is a global life sciences company providing innovative tools and bioactive reagents for the research and clinical diagnostic communities. Bio-Techne products assist scientific investigations into biological processes and the nature and progress of specific diseases. They aid in drug discovery efforts and provide the means for accurate clinical tests and diagnoses. With thousands of products in its portfolio, Bio-Techne generated approximately $452 million in net sales in fiscal 2015 and has approximately 1,500 employees worldwide. For more information on Bio-Techne and its brands, please visit www.bio-techne.com.

Contact: David Clair, Investor Relations

                646-277-1266

BIO-TECHNE CORPORATION

CONSOLIDATED STATEMENTS OF EARNINGS

(In thousands, except per share data)

(Unaudited)

	QUARTER ENDED		SIX MONTHS ENDED
	12/31/15	12/31/14	12/31/15	12/31/14
Net sales	$120,907	$111,948	$233,288	$220,425
Cost of sales	39,320	36,205	76,310	71,616
Gross margin	81,587	75,743	156,978	148,809
Operating expenses:
Selling, general and administrative	34,585	31,137	67,625	59,838
Research and development	10,977	10,026	22,299	19,175
Total operating expenses	45,562	41,163	89,924	79,013
Operating income	36,025	34,580	67,054	69,796
Other (expense) income	(651)	7,983	167	7,365
Earnings before income taxes	35,374	42,563	67,221	77,161
Income taxes	9,523	9,354	18,662	20,045
Net earnings	$25,851	$33,209	$48,559	$57,116
Earnings per share:
Basic	$0.70	$0.90	$1.31	$1.54
Diluted	$0.69	$0.89	$1.30	$1.54
Weighted average common shares outstanding:
Basic	37,189	37,085	37,179	37,048
Diluted	37,301	37,211	37,309	37,181

BIO-TECHNE CORPORATION

CONSOLIDATED CONDENSED BALANCE SHEETS

(In thousands)

(Unaudited)

ASSETS	12/31/15	6/30/15
Cash and equivalents	$62,452	$54,532
Short-term available-for-sale investments	51,471	56,389
Trade accounts receivable	66,135	70,034
Inventory	58,675	49,577
Deferred income taxes	11,513	11,511
Other current assets	8,137	6,240
Current assets	258,382	248,283

Property and equipment, net	134,043	129,749
Goodwill and intangible assets, net	739,441	683,477
Other non-current assets	1,585	1,851
Total assets	$1,133,453	$1,063,360
LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$28,049	$30,391
Income taxes payable	852	1,972
Related party note payable – current	3,789	4,024
Deferred revenue – current	3,139	3,381
Current liabilities	35,829	39,768

Long-term debt obligations	162,789	112,024
Deferred taxes	75,272	61,429
Other long-term liabilities	3,220	3,204
Stockholders’ equity	856,342	846,935
Total liabilities and stockholders’ equity	$1,133,453	$1,063,360

BIO-TECHNE CORPORATION

RECONCILIATION OF GROSS MARGIN PERCENTAGE

(Unaudited)

	QUARTER ENDED		SIX MONTHS ENDED
	12/31/15	12/31/14	12/31/15	12/31/14
Gross margin percentage - GAAP	67.5%	67.7%	67.6%	67.5%
Identified adjustments:
Costs recognized upon sale of acquired inventory	1.0%	1.1%	1.0%	2.0%
Amortization of intangibles	2.3%	2.2%	2.4%	2.0%
Gross margin percentage - Adjusted	70.8%	71.0%	71.0%	71.5%

BIO-TECHNE CORPORATION

RECONCILIATION OF OPERATING MARGIN PERCENTAGE

(Unaudited)

	QUARTER ENDED		SIX MONTHS ENDED
	12/31/15	12/31/14	12/31/15	12/31/14
Operating margin percentage - GAAP	29.8%	30.9%	28.7%	31.7%
Identified adjustments:
Costs recognized upon sale of acquired inventory	1.0%	1.1%	1.0%	2.0%
Amortization of intangibles	6.1%	6.1%	6.4%	5.7%
Acquisition related expenses	0.6%	1.1%	0.4%	1.6%
Stock based compensation	1.9%	1.9%	1.9%	1.6%
Operating margin percentage - Adjusted	39.4%	41.0%	38.4%	42.4%

BIO-TECHNE CORPORATION

RECONCILIATION OF NET EARNINGS and EARNINGS per SHARE

(In thousands, except per share data)

(Unaudited)

	QUARTER ENDED		SIX MONTHS ENDED
	12/31/15	12/31/14	12/31/15	12/31/14
Net earnings – GAAP	$25,851	$33,209	$48,559	$57,116
Identified adjustments:
Costs recognized upon sale of acquired inventory	1,245	1,188	2,357	4,355
Amortization of intangibles	7,361	6,858	14,772	12,586
Acquisition related expenses	670	1,201	970	3,571
Stock based compensation	2,321	2,075	4,359	3,437
Gain on investment	-	(8,300)	-	(8,300)
Tax impact of above adjustments	(3,492)	(3,552)	(6,869)	(7,453)
Tax impact of research and development credit	(724)	(910)	(724)	(910)
Tax impact of foreign adjustments	(405)	-	(1,167)	-
Net earnings - Adjusted	$32,827	$31,769	$62,257	$64,402

Earnings per share - diluted – Adjusted	$0.88	$0.85	$1.67	$1.73

BIO-TECHNE CORPORATION

SEGMENT REVENUE

(In thousands)

(Unaudited)

	QUARTER ENDED		SIX MONTHS ENDED
	12/31/15	12/31/14	12/31/15	12/31/14
Biotechnology segment revenue	$75,854	$74,373	$151,597	$150,807
Clinical Controls segment revenue	25,723	17,297	46,085	36,416
Protein Platforms segment revenue	19,337	20,478	35,634	33,392
Intersegment revenue	(7)	(200)	(28)	(190)
Consolidated revenue	$120,907	$111,948	$233,288	$220,425

BIO-TECHNE CORPORATION

SEGMENT OPERATING INCOME

(In thousands)

(Unaudited)

	QUARTER ENDED		SIX MONTHS ENDED
	12/31/15	12/31/14	12/31/15	12/31/14
Biotechnology segment operating income	39,986	$38,038	79,302	$78,465
Clinical Controls segment operating income	7,297	5,128	12,010	11,238
Protein Platforms segment operating income	1,528	3,447	356	6,050
Segment operating income	48,811	46,613	91,668	95,753
Costs recognized upon sale of acquired inventory	(1,245)	(1,188)	(2,357)	(4,356)
Amortization of intangibles	(7,361)	(6,858)	(14,772)	(12,586)
Acquisition related expenses	(670)	(1,201)	(970)	(3,571)
Stock based compensation	(2,321)	(2,075)	(4,359)	(3,437)
Corporate general, selling, and administrative	(1,189)	(711)	(2,156)	(2,007)
Operating income	$36,025	$34,580	$67,054	$69,796